SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Municipal Bond Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirement as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

       For       Against     Abstain
   200,512,906  3,927,150   8,589,271

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

   Investment objectives

                                            Broker
       For       Against      Abstain     Non-Votes
   147,965,960  9,884,573    15,931,390   39,247,404

   Investment policies

                                            Broker
       For       Against      Abstain     Non-Votes
   147,971,141  9,875,672    15,935,110   39,247,404

   Diversification

                                            Broker
       For       Against      Abstain     Non-Votes
   148,309,125  9,537,688    15,935,110   39,247,404

   Borrowing

                                            Broker
       For       Against      Abstain     Non-Votes
   148,079,899  9,766,914    15,935,110   39,247,404

   Senior securities

                                            Broker
       For       Against      Abstain     Non-Votes
   148,358,088  9,486,745    15,937,090   39,247,404

   Concentration

                                            Broker
       For       Against      Abstain     Non-Votes
   148,294,312  9,552,501    15,935,110   39,247,404

   Underwriting of securities

                                            Broker
       For       Against      Abstain     Non-Votes
   148,334,567  9,509,342    15,938,013   39,247,404

   Investment in real estate

                                            Broker
       For       Against      Abstain     Non-Votes
   148,287,626  9,556,283    15,938,013   39,247,404

   Purchase of commodities

                                            Broker
       For       Against      Abstain     Non-Votes
   148,061,120  9,785,693    15,935,110   39,247,404

   Lending

                                            Broker
       For       Against      Abstain     Non-Votes
   148,185,037  9,661,776    15,935,110   39,247,404

   Margin purchases and short sales

                                            Broker
       For       Against      Abstain     Non-Votes
   147,372,876  10,473,937   15,935,110   39,247,404

   Pledging of assets

                                            Broker
       For       Against      Abstain     Non-Votes
   147,766,278  10,080,535   15,935,110   39,247,404

   Purchases of options and warrants

                                            Broker
       For       Against      Abstain     Non-Votes
   147,934,672  9,912,141    15,935,110   39,247,404

   Investment other than in accordance with objectives and policies

                                            Broker
       For       Against      Abstain     Non-Votes
   147,243,007  10,603,805   15,935,110   39,247,404

SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Intermediate Municipal Bond Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirement as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain
      1,453,071   4,802     57,315

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

   Investment objectives

         For     Against   Abstain
      1,232,166   33,039    92,040

   Investment policies

         For     Against   Abstain
      1,237,318   27,886    92,040

   Diversification

         For     Against   Abstain
      1,248,979   16,225    92,040

   Borrowing

         For     Against   Abstain
      1,245,968   19,237    92,040

   Senior securities

         For     Against   Abstain
      1,248,979   16,225    92,040

   Concentration

         For     Against   Abstain
      1,248,394   16,810    92,040

   Underwriting of securities

         For     Against   Abstain
      1,248,979   16,225    92,040

   Investment in real estate

         For     Against   Abstain
      1,248,979   16,225    92,040

   Purchase of commodities

         For     Against   Abstain
      1,248,394   16,810    92,040

   Lending

         For     Against   Abstain
      1,245,383   19,822    92,040

   Margin purchases and short sales

         For     Against   Abstain
      1,247,726   17,479    92,040

   Pledging of assets

         For     Against   Abstain
      1,248,394   16,810    92,040

   Purchases of options and warrants

         For     Against   Abstain
      1,236,734   28,471    92,040

   Investment other than in accordance with objectives and policies

         For     Against   Abstain
      1,231,457   33,748    92,040



 36